Exhibit 99.1

Contacts:	Brent Anderson, VP Investor Relations
(972) 580-6360 (office)
Brent.Anderson@meritagehomes.com

Meritage Homes Announces Offering of $300 Million of Senior Unsecured Notes Due 2027

SCOTTSDALE, Ariz., May 22, 2017 (GLOBE NEWSWIRE) — Meritage Homes Corporation (NYSE:MTH), a leading U.S. homebuilder, today announced its intention to offer, subject to market and other conditions, $300 million aggregate principal amount of senior unsecured notes due 2027 (the “notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

Final terms of the notes, including the interest rate, maturity date and other terms, will be determined through negotiations between Meritage and the initial purchasers of the notes.

Meritage intends to use the net proceeds from the offering of the notes for repayment of outstanding borrowings under the Company’s unsecured revolving credit facility and for general corporate purposes, which many include, among other things, the repurchase, tender for or redemption of the Company’s 1.875% senior unsecured convertible notes due 2032.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The securities will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include management’s intention to offer $300 million of notes and the intended use of the net proceeds from the issuance of the notes.

Such statements are based upon the current beliefs and expectations of Company management, and current market conditions, which are subject to significant uncertainties and fluctuations. Actual results may differ from those set forth in the forward-looking statements. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Meritage’s business is subject to a number of risks and uncertainties. As a result of those risks and uncertainties, the Company’s stock and note prices may fluctuate dramatically. These risks and uncertainties include, but are not limited to, the following: the availability and cost of finished lots and undeveloped land; changes in interest rates and the availability and pricing of residential mortgages; shortages in the availability and cost of labor; changes in tax laws that adversely impact us or our homebuyers; the success of our strategic initiatives; the ability of our potential buyers to sell their existing homes; cancellation rates; inflation in the cost of materials used to develop communities and construct homes; the adverse effect of slower absorption rates; impairments of our real estate inventory; a change to the feasibility of projects under option or contract that could result in the write-down or write-off of earnest or option deposits; our potential exposure to natural disasters or severe weather conditions; competition; construction defect and home warranty claims; failures in health and safety performance; our success in prevailing in contested tax positions; our ability to obtain performance bonds in connection with our development work; the loss of key personnel; our failure to comply with laws and regulations; our limited geographic diversification; fluctuations in quarterly operating results; our level of indebtedness; our ability to obtain financing; our ability to successfully integrate acquired companies and achieve anticipated benefits from these acquisitions; our compliance with government regulations; the effect of legislative and other governmental actions, orders, policies or initiatives that impact housing, or other initiatives that seek to restrain growth of new housing construction or similar measures; legislation relating to energy and climate change; the replication of our energy-efficient technologies by our competitors; our exposure to information technology failures and security breaches; and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ended March 31, 2017, under the caption “Risk Factors,” which can be found on the Company’s website.